Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED MANAGEMENT STOCKHOLDER’S AGREEMENT

FIRST AMENDMENT (this “Amendment”), dated as of October 31, 2007, to the Amended and Restated Management Stockholder’s Agreement, dated as of                 , 2004 (the “Agreement”), by and between Rockwood Holdings, Inc., a Delaware corporation, and                                               .

The parties to this Agreement wish to amend the Agreement as described below in consideration of the promises and for other good and valuable consideration, the receipt of which is hereby acknowledged:

1.                                       Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.                                       Amendments to Section 10 (“Piggyback” Registration Rights).

(a) Section 10(b) is hereby amended by inserting the following new text in lieu thereof:

“In the event of a proposed sale of Common Stock by any entity or entities in the KKR Fund and any investment partnerships and investment limited liability companies affiliated with the KKR Fund in accordance with the terms of the Registration Rights Agreement, the Company will promptly notify the Management Stockholder by email (a “Notice”) of any proposed registration (a “Proposed Registration”). If within one (1) business day of the receipt by the Management Stockholder of such Notice, the Company receives from the applicable Management Stockholder Entities a written request (a “Request”) to register shares of New Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), shares of Stock will be so registered as provided in this Section 10; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.”

(b)                                 Section 10 is hereby amended further by inserting the following additional subsection at the end thereof:

“(g)                           On any date prior to the fifth anniversary of the Investment Date and subsequent to the actual sale of Common Stock by any entity or entities in the KKR Fund and any investment partnerships and investment limited liability companies affiliated with the KKR

Fund contemplated by the Notice of Proposed Registration, (i) for the purpose of the calculation contemplated by Section 10(c)(i) hereof, the Company shall promptly notify each Management Stockholder of (a) the number of shares sold in the offering by any entity or entities in the KKR Fund and any investment partnerships or investment limited liability companies affiliated with the KKR Fund and (b) the number of shares owned prior to the offering by any entity or entities in the KKR Fund and any investment partnerships or investment limited liability companies affiliated with the KKR Fund and (ii) in addition to the methods of transfer permitted by the proviso of Section 3 hereof, the Management Stockholder may transfer such maximum number of shares of Stock that such Management Stockholder would have otherwise been permitted to register pursuant to a Request, as calculated pursuant to Section 10(c)(i) hereof, in accordance with Rule 144 under the Act. Accordingly, on any date subsequent to the actual sale of Common Stock by any entity or entities in the KKR Fund and any investment partnerships and investment limited liability companies affiliated with the KKR Fund contemplated by the Notice of Proposed Registration and on which the Management Stockholder has a bona fide intention to sell shares of Stock, the Management Stockholder may make a written request (a “Delegending Request”) to the Company to remove any transfer restrictions on such maximum number of shares of Stock that such Management Stockholder has a bona fide intention to sell and would have otherwise been permitted to register pursuant to a Request contemplated by Section 10(c) hereof. Upon receipt of a Delegending Request, the Company shall promptly use commercially reasonable efforts to release any stop transfer restrictions with respect to such number of shares of Stock and the transfer restrictions of this Agreement, including Section 3 hereof, and the Registration Rights Agreement shall be of no further force and effect.”

3.                                       Continuing Effect; No Other Amendments. Except as expressly amended pursuant to this Amendment, the Agreement is and shall continue to be in full force and effect in accordance with its terms, and this Amendment shall not constitute the consent of any party or indicate the willingness of any party to consent to any other amendment, modification or waiver of the Agreement.

4.                                       Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5.                                       Governing Law. THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AMENDMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ROCKWOOD HOLDINGS, INC.

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